UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2025

NIAGEN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37752	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 600, Los Angeles, California 90024
(Address of principal executive offices, including zip code)

(310) 388-6706
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAGE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 6, 2025, the Company issued a press release announcing that the Board of Directors (the “Board”) of Niagen Bioscience, Inc. (the “Company”) approved a share repurchase program (the “Share Repurchase Program”) authorizing the Company to repurchase up to $10.0 million of its common stock. Repurchases of the Company’s outstanding common stock will be made in accordance with applicable securities laws and at such times, in such manner, prices and amounts as determined by the Company’s management, including in open market transactions, through privately negotiated transactions, or pursuant to a trading plan separately adopted in the future, subject to the requirements of the Securities Exchange Act of 1934, as amended. The authorization for the Share Repurchase Program expires October 31, 2027, and may be modified, suspended or terminated at any time and for any reason at the discretion of the Company’s Board. The authorization for the Share Repurchase Program does not obligate the Company to purchase any particular amount of the Company’s common stock.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release Dated November 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIAGEN BIOSCIENCE, INC.

Dated: November 6, 2025	By:	/s/ Ozan Pamir
Name: Ozan Pamir
Chief Financial Officer
(principal financial officer and duly authorized on behalf of the registrant)